9(g)  Form of Accounting Agreement to be between
                     Registrant and The Bank of New York.


                           FUND ACCOUNTING AGREEMENT


       AGREEMENT made as of this 30 day of January, 1996, by and between THE MILESTONE FUNDS - TREASURY OBLIGATIONS PORTFOLIO, a Delaware business trust having its principal place of business at
(hereinafter called the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Bank").


                     W I T N E S S E T H:

       In consideration of the mutual agreements herein contained, the Fund and the Bank hereby agree as follows:

       1. The Fund hereby appoints the Bank to perform the duties hereinafter set forth.

       2. The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

       3. Subject to the provisions of paragraphs 5 and 6 below, the Bank shall compute the net asset value per share of the Fund and shall value the securities held by the Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund. In the event Schedule 1 hereto, as amended from time to time upon the agreement of the Fund and the Bank, specifies series of a Fund and/or classes of shares of the Fund or of a series, all computations described with respect to the Fund or shares of the Fund shall be made with respect to each series so specified and the shares of each such series or such class.


       4. Subject to the provisions of paragraphs 5 and 6 below, the Bank shall also compute the net income of the Fund for dividend purposes and the net income per share at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund.

       5. To the extent valuation of Securities or computation of a net asset value, net income for dividend purposes, or net income per share as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities, net asset value, net income for dividend purposes or net income per share, as the case may be, or subject to the prior approval of the Bank, instruct the Bank in writing to value Securities and compute net asset value, net income for dividend purposes, and net income per share in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of the Bank, instruct the Bank in writing to compute the value of the Securities, the Fund's net asset value, net income for dividend purposes, or net income per share in a manner other than as specified in paragraphs 3 and 4 of this Agreement. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing net asset value, net income for dividend purposes and net income per share.

       6. The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation deemed necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. The Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the

Bank from a security pricing or similar service utilized, or subscribed to, by the Bank which the Bank in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder. The Bank shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

       7. The Bank shall advise the Fund and the Fund's transfer agent of the net asset value, net income for dividend purposes, and net income per share upon completion of the computations required to be made by the Bank pursuant to this Agreement.

       8. The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents (the "Records") the Fund is required to maintain and preserve by the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Rules") with respect to the computations by the Bank under this Agreement. Such Records shall be preserved in accordance with the Rules and shall be made available upon reasonable request for inspection by officers, employees and auditors of the Fund during the Bank's normal business hours.

       9. Records maintained and preserved by the Bank pursuant to this Agreement shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such Records have been maintained and preserved. Upon reasonable request of the Fund, the Bank shall provide in hard copy or on micro-film, whichever the Bank shall elect, any Records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and the Fund shall reimburse the Bank for its expenses of providing such hard copy or micro-film.

       10. The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event the Bank's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by the Bank which the Bank in its judgment deems reliable, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

       11. The Bank shall not be required to inquire into any valuation of Securities or other assets by the Fund or any third party described in preceding paragraph 10 hereof, even though the

Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

       12. The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

       13. The Bank shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without the Bank, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed necessary by the Bank in the performance of its duties under this Agreement.

       14. No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with the Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

       15. The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the Fund or its own counsel and shall be entitled to rely on the advice or opinion of such counsel. The costs of any such advice or opinion shall be borne by the Fund.

       16. The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of the Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions. The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive.

       17. The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for delays caused by circumstances beyond the Bank's control, unless such loss, damage or expense arises out of the bad faith, negligence, or willful misconduct of the Bank. In no event shall the Bank be liable to the Fund or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

       18. Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

            (a) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 10 hereof or by or on behalf of the Fund;

            (b) Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without bad faith, negligence or willful misconduct;

            (c) Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel;

            (d) Any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

            (e) The method of valuation of the Securities and the method of computing net asset value, net income for dividend purposes, and net income per share; or

            (f) Any bid, offer, market value or other valuations of Securities, net asset value, net income for dividend purposes, or net income per share provided by the Fund.

       19. In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

       20. Attached hereto as Appendix A is a list of persons duly authorized by the Board of Trustees of the Fund to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund.
From time to time the Fund may deliver a new Appendix A to add or delete any person and the Bank shall be entitled to rely on the last Appendix A actually received by the Bank.

       21. The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance. By giving any instruction described in this Agreement to the Bank, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund.

       22. This Agreement shall not be assignable by the Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of the Fund.

       23. Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice, the Bank shall deliver to the Fund all Records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

       24. This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

       25. This Agreement is executed in the State of New York and all laws and rules of construction of the State of New York
(other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto.

       26. The performance and provisions of this Agreement are intended to benefit only the Bank and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the day and year first written above.



                                    By: /s/
                                       -----------------------

Attest:
/s/
------------------------

                                    THE BANK OF NEW YORK


                                    By: /s/ Stephen E. Grunston
                                       ------------------------
                                        STEPHEN E. GRUNSTON
Attest:                                   Vice President
/s/
------------------------

                          SCHEDULE 1
                      Series and Classes





                          APPENDIX A



       I, Jeffrey R. Hanson, Secretary, of THE MILESTONE FUNDS -
TREASURY OBLIGATIONS PORTFOLIO, a Delaware business trust (the
"Fund"), do hereby certify that:

       The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Board of Trustees of the Fund to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.


Name                Position            Signature

_________________   ________________    _________________
Janet T. Yanson     Pres/CEO            /s/ Janet T. Yanson
Marc Pfeffer        CIO                 /s/ Marc Pfeffer
Barbara Gentile     Trading Asst.       /s/ Barbara Gentile
Jeffrey R. Hanson   COO                 /s/ Jeffrey R. Hanson